                                                                 Exhibit 99.a(5)

                    MORGAN STANLEY HIGH YIELD SECURITIES INC.

                            CERTIFICATE OF CORRECTION
                                       TO
                              ARTICLES OF AMENDMENT

     MORGAN STANLEY HIGH YIELD SECURITIES INC., a Maryland corporation (the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

     FIRST: On July 28, 1997 at 1:26 p.m. the Corporation filed with the Department Articles of Amendment dated July 28, 1997 (the "Articles of Amendment") to the Charter of the Corporation, and the Articles of Amendment require correction as permitted by Section 1-207 of the Corporations and Associations Article of the Annotated Code of Maryland.

     SECOND: (A) Article FIRST of the Articles of Amendment, as previously filed and to be corrected hereby, reads as follows:

          FIRST: THE CHARTER OF THE CORPORATION IS HEREBY AMENDED TO PROVIDE AS
     FOLLOWS:

               THE NAME AND DESIGNATION OF THE SHARES OF CAPITAL STOCK ISSUED PRIOR TO JULY 28, 1997 IS HEREBY CHANGED TO BE THE CLASS D SHARES OF CAPITAL STOCK.

     (B) Article FIRST of the Articles of Amendment, as corrected hereby, is as follows:

          FIRST: THE CHARTER OF THE CORPORATION IS HEREBY AMENDED TO PROVIDE AS
     FOLLOWS:

               THE NAME AND DESIGNATION OF ALL 400,000,000 SHARES OF AUTHORIZED CAPITAL STOCK, INCLUDING ALL CAPITAL STOCK ISSUED PRIOR TO JULY 28, 1997, ARE HEREBY CHANGED TO BE CLASS D SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE.

     (C) The inaccuracy or defect contained in Article FIRST of the Articles of Amendment, as previously filed, is that the reference to "Class D shares of capital stock" should have been to "Class D shares of Common Stock" and should have referred to all of the authorized stock (and not just the issued stock).

     IN WITNESS WHEREOF, MORGAN STANLEY HIGH YIELD SECURITIES INC. has caused this Certificate of Correction to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on October 30, 2003.

WITNESS:                                  MORGAN STANLEY
                                          HIGH YIELD SECURITIES INC.

___________________________________
__________________, Assistant Secretary   By: __________________________________
                                                 _______________, Vice President


     THE UNDERSIGNED, Vice President of MORGAN STANLEY HIGH YIELD SECURITIES INC., with respect to the foregoing Certificate of Correction of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Certificate of Correction to be the act of the Corporation and further certifies that, to the best of his or her knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.



                                         _____________________________________
                                          _____________________, Vice President

                                       2